UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2022

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value	CSX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2022, CSX Corporation (the “Company”) announced the appointment by the Board of Directors of the Company (the “Board”) of Sean R. Pelkey, age 42, to serve as the Company’s Executive Vice President and Chief Financial Officer, effective immediately. Mr. Pelkey was previously appointed to the position of Vice President and Acting Chief Financial Officer of the Company, as announced by the Company on June 7, 2021, and reported on a Current Report on Form 8-K filed on June 9, 2021. Mr. Pelkey’s appointment is the culmination of the Company’s search for a permanent chief financial officer following the appointment of Kevin S. Boone, who most recently served as the Company’s Executive Vice President and Chief Financial Officer, to the position of Executive Vice President of Sales and Marketing.

In connection with Mr. Pelkey’s appointment, the Compensation and Talent Management Committee of the Board (the “Compensation Committee”) approved the following increases to his annual compensation: (i) a base salary increase from $516,000 to $600,000; and (ii) a target annual bonus opportunity increase from 70% of base salary to 90% of base salary. The Compensation Committee approved a long-term equity incentive grant for Mr. Pelkey in a total amount of $1,200,000 to be issued 50% in the form of restricted stock units and 50% in the form of stock options, in each case vesting 50% on the second anniversary of grant and 50% on the third anniversary of grant.

Mr. Pelkey joined CSX in 2005, and, prior to his appointment to Vice President and Acting Chief Financial Officer of the Company, served as Vice President of Finance and Treasury and, before that, as assistant vice president – capital markets and investor relations. Mr. Pelkey holds a Master’s Degree in Business Administration from the University of Florida and a Bachelor’s degree in Sociology from Boston University. There is no arrangement or understanding between Mr. Pelkey and any other person pursuant to which he was selected as an officer. There are no family relationships between Mr. Pelkey and any director or executive officer of the Company, and he is not a party to any transaction in which the Company is a participant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Nathan D. Goldman
Name:	Nathan D. Goldman
Title:	Executive Vice President - Chief Legal Officer & Corporate Secretary

DATE: January 26, 2022